Exhibit 4.4

SPECTRA ENERGY PARTNERS, LP

as Issuer

and

WELLS FARGO BANK, NATIONAL ASSOCIATION

as Trustee

EIGHTH

SUPPLEMENTAL

INDENTURE

Dated as of January 22, 2019

TABLE OF CONTENTS

		Page

ARTICLE I	GUARANTEE	1

Section 1.01	Enbridge Guarantee	1

ARTICLE II	MISCELLANEOUS	1

Section 2.01	Defined Terms	1

Section 2.02	Integral Part	1

Section 2.03	Adoption, Ratification and Confirmation	1

Section 2.04	Counterparts	2

Section 2.05	Governing Law	2

Section 2.06	Trustee Makes No Representation	2

i

EIGHTH SUPPLEMENTAL INDENTURE dated as of January 22, 2019 (this “Supplemental Indenture”), among Spectra Energy Partners, LP, a Delaware limited partnership (the “Partnership” or the “Issuer”), Enbridge Inc., a Canadian corporation (“Enbridge”) and Wells Fargo Bank, National Association, a national banking association (the “Trustee”).

WITNESSETH:

WHEREAS, the Issuer has heretofore entered into an Indenture, dated as of June 9, 2011 (the “Original Indenture”), with the Trustee;

WHEREAS, the Original Indenture, as amended and supplemented through the date hereof, including by this Supplemental Indenture, is herein called the “Indenture”;

WHEREAS, under the Original Indenture and in accordance with the provisions of Article XV and Section 9.01(h) thereof, the Issuer and the Trustee may from time to time and at any time, without the consent of Holders, enter into a supplemental Indenture to make any change that does not adversely affect the rights under the Indenture of any Holder; and

WHEREAS, all conditions necessary to authorize the execution and delivery of this Supplemental Indenture and to make it a valid and binding obligation of the Issuer have been done or performed.

NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I
GUARANTEE

Section 1.01                            Enbridge Guarantee. In accordance with Article XV of the Indenture, each series of Debt Securities Outstanding as of the date of this Supplemental Indenture shall be fully, unconditionally, irrevocably and absolutely guaranteed by Enbridge as provided in Article XV of the Indenture, and are hereby designated as Guaranteed Debt Securities that are entitled to the benefits of the Enbridge Guarantee.

ARTICLE II
MISCELLANEOUS

Section 2.01                            Defined Terms. Capitalized terms used in this Supplemental Indenture that are not defined shall have the meanings given to them in the Indenture.

Section 2.02                            Integral Part. This Supplemental Indenture constitutes an integral part of the Indenture.

Section 2.03                            Adoption, Ratification and Confirmation. The Original Indenture, as supplemented and amended by this Supplemental Indenture, is in all respects hereby adopted, ratified and confirmed.

Section 2.04                            Counterparts. This Supplemental Indenture may be executed in any number of counterparts, each of which when so executed shall be deemed an original; and all such counterparts shall together constitute but one and the same instrument.

Section 2.05                            Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

Section 2.06                            Trustee Makes No Representation. The recitals contained herein shall be taken as the statements of the Partnership, and the Trustee assumes no responsibility of the correctness of the same. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.

[Signatures on following page]

2

SIGNATURES

ISSUER:

SPECTRA ENERGY PARTNERS, LP

By:		Spectra Energy Partners (DE) GP, LP,
its General Partner

By:		Spectra Energy Partners GP, LLC,
its General Partner

	By:	/s/ William T. Yardley
Name: William T. Yardley
Title: President

ENBRIDGE:

ENBRIDGE INC.

By:		/s/ Max Chan
Name: Max Chan
Title: Vice President, Treasury

TRUSTEE:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:		/s/ Patrick Giordano
Name: Patrick Giordano
Title: Vice President